UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2021

PHENIXFIN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00818	27-4576073
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

445 Park Avenue, 9th Floor, New York, NY (Address of principal executive offices)	10022 (Zip code)

Registrant’s telephone number, including area code:  (212) 859-0390

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PFX	The NASDAQ Global Market
6.125% Notes due 2023	PFXNL	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 8, 2021, PhenixFIN Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  During this meeting, our stockholders were asked to consider and vote upon two proposals: (1) to elect two nominees to serve as members of the Board of Directors of the Company, each to serve for a term of three years, or until his respective successor is duly elected and qualified; and (2) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

Stockholders of record at the close of business on February 22, 2021 were entitled to vote at the Annual Meeting. As of February 22, 2021, there were 2,723,709 shares of common stock outstanding and entitled to vote. A quorum consisting of 1,834,220 shares of common stock of the Company were present or represented by proxy at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. All of the proposals were approved by the requisite vote.

Proposal 1: Election of two directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
David A. Lorber	954,341	279,537	600,342
Howard Amster	974,366	259,512	600,342

Proposal 2: Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,678,424	27,002	128,794	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, PhenixFIN Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 12, 2021	PHENIXFIN CORPORATION

/s/ David Lorber
Name: David Lorber
Title: Chief Executive Officer